UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2011
___________

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 26, 2011, the CarMax, Inc. (the “Company”) Board of Directors (the “Board”) has elected Rakesh Gangwal and Mitchell D. Steenrod to the Board.  Each of Messrs. Gangwal and Steenrod has been named to the Company’s Audit Committee.

The Board has determined that each of Messrs. Gangwal and Steenrod are independent directors under the applicable New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines.   There are no family relationships between either of Mr. Gangwal or Mr. Steenrod and any director or executive officer of the Company.  Neither Mr. Gangwal nor Mr. Steenrod has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the elections of Messrs. Gangwal and Steenrod is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 26, 2011, the Board approved an amendment to Section 2.2 of the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendment increases the number of directors serving on the Board from eleven (11) to thirteen (13).  The full text of the Bylaws, as amended and restated January 26, 2011, is attached hereto as Exhibit 3.1 and is incorporated by reference herein into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description of Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated January 26, 2011
99.1	Press Release, dated January 27, 2011, issued by CarMax, Inc., entitled “CarMax Board Elects New Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: January 27, 2011	By:	/s/ Eric M. Margolin
Eric M. Margolin
Senior Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated January 26, 2011
99.1	Press Release, dated January 27, 2011, issued by CarMax, Inc., entitled “CarMax Board Elects New Directors”